UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Item 1.01  Entry into a Material Definitive Agreement.

Purchase Agreement

On June 11, 2019, Zynga Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”), to issue and sell $600 million aggregate principal amount of 0.25% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers an option to purchase, during a 13-day period beginning on, and including, the date on which the Notes were first issued, up to an additional $90 million aggregate principal amount of Notes on the same terms and conditions. The Initial Purchasers exercised their option in full on June 13, 2019. The Company received $672.3 million in net proceeds from the sale of the Notes issued on June 14, 2019 (after deducting the Initial Purchasers’ discount).

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

On June 14, 2019, the Company entered into an Indenture (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Company issued $690 million aggregate principal amount of Notes. The Notes will bear interest at 0.25% per annum, payable semiannually on June 1 and December 1 of each year, beginning on December 1, 2019. The Notes may bear additional interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. The Notes will mature on June 1, 2024, unless earlier repurchased by the Company, redeemed by the Company or converted pursuant to their terms.

The initial conversion rate of the Notes is 120.3695 shares of the Company’s Class A common stock, par value $0.00000625 per share (“Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $8.31 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture) or an issuance of a notice of redemption, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change or notice of redemption.

Prior to the close of business on the business day immediately preceding March 1, 2024, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after September 30, 2019, and only during such calendar quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after March 1, 2024, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, either cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Company may not redeem the Notes prior to June 5, 2022.  On or after June 5, 2022, the Company may redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, holders may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of current or future subsidiaries of the Company (including trade payables).

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1)   the Company defaults in the payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)   the Company defaults in the payment of any principal of any Note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)   failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of three business days;

(4)   failure by the Company to give a fundamental change notice or notice of a specified corporate transaction  in accordance with the provisions of the Indenture when due with respect to the Notes;

(5)   failure by the Company to comply with any of its obligations under the Indenture with respect to consolidation, merger, sale, conveyance, transfer and lease of assets of the Company;

(6)   failure by the Company for a period of 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture;

(7)   default by the Company or any significant subsidiary (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $40.0 million (or its foreign currency equivalent) in the aggregate, whether such indebtedness now exists or is hereafter created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; and

(8)   certain events of bankruptcy, insolvency or reorganization of the Company or any significant subsidiary.

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then outstanding to be due and payable. If an event of default described in clause (8) above with respect to the Company occurs, 100% of the principal of and accrued and unpaid interest on the Notes then outstanding will automatically become due and payable.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 0.25% Convertible Senior Notes due 2024, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

In connection with the offering of the Notes, on June 11, 2019 and June 13, 2019, the Company entered into privately negotiated capped call transactions with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Bank of America, N.A. (the “Capped Calls”). The Capped Calls each have an initial strike price of approximately $8.31 per share, subject to certain adjustments, which corresponds to the initial conversion price of the Notes.  The Capped Calls have initial cap prices of $12.54 per share. The Capped Calls cover, subject to anti-dilution adjustments, approximately 83.1 million shares of Common Stock.  The Capped Calls are expected to offset the potential dilution to the Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the Notes, as the case may be, in the event the market price per share of Common Stock is greater than the strike price of the Capped Call, with such offset subject to a cap.  If, however, the market price per share of the Common Stock exceeds the cap price of the Capped Calls, there would be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that the then-market price per share of the Common Stock exceeds the cap price. The Company used approximately $73.8 million from the net proceeds from the issuance and sale of the Notes to purchase the Capped Calls. The Capped Calls expire on June 1, 2024.

The description of the Capped Calls contained herein is qualified in its entirety by reference to the Form of Capped Call

Confirmation attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

First Amendment to Credit Agreement

The Company entered into the First Amendment to Credit Agreement, dated as of June 11, 2019, among the Company, as borrower, certain subsidiaries of the Company, as guarantor subsidiaries, and Bank of America, N.A., as lender (the “Amendment”).  The Amendment amends the Credit Agreement, dated as of December 20, 2018, among the Company, as borrower, certain subsidiaries of Company, as guarantor subsidiaries, and Bank of America, N.A., as lender (the “Original Credit Agreement,” as amended, modified, or supplemented, the “Credit Agreement”).

The Amendment amended the Original Credit Agreement to, among other things, (i) permit the Company to issue the Notes and enter into the Capped Calls, (ii) modify certain of the covenants, including the indebtedness covenant, lien covenant, investment covenant and restricted payments covenant, in connection with permitting the Notes and the transactions contemplated by the Notes, (iii) revise the maximum consolidated leverage ratio financial covenant, and (iv) remove the minimum liquidity financial covenant.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, other commercial dealings with the Company or its affiliates in the ordinary course of business, including in connection with the offering of the Notes.  They have received, or may in the future receive, customary fees and commissions for those transactions.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01   Other Events.

Launch Press Release

On June 10, 2019, the Company issued a press release announcing its intention to offer $600 million aggregate principal amount of convertible senior notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pricing Press Release

On June 12, 2019, the Company issued a press release announcing the pricing of its offering of $600 million aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated June 14, 2019, between Zynga Inc. and Wells Fargo Bank, National Association.
4.2	Form of 0.25% Convertible Senior Note due 2024 (included in Exhibit 4.1).
10.1

Purchase Agreement, dated June 11, 2019, by and among Zynga Inc. and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several initial purchasers named in Schedule I thereto.

10.2	Form of Capped Call Confirmation.
10.3	First Amendment to Credit Agreement, dated as of June 11, 2019, among Zynga Inc., as borrower, certain subsidiaries of Zynga Inc., as guarantor subsidiaries, and Bank of America, N.A., as lender.
99.1	Press Release, dated June 10, 2019.
99.2	Press Release, dated June 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: June 14, 2019	By:	/s/ Gerard Griffin
Gerard Griffin
Chief Financial Officer